AGREEMENT

This Agreement (the "**Agreement**"), effective as of July 30, 2020, is made by and between AIP Private Convertible Debt Fund L.P. ("**AIP**"), and Terrence DeFranco (the "**Shareholder**").

WHEREAS, the Shareholder is a major shareholder of IOTA Communications, Inc. (the "**Company**"); and

WHEREAS, the Shareholder desires to induce AIP to make an additional loan of U.S. $1,000,000 (the "**Additional Loan**") to the Company immediately upon the execution of this Agreement; and

WHEREAS, the Shareholder acknowledge that he will derive significant benefits from the Additional Loan; and

NOW THEREFORE, the parties agree as follows:

1. In consideration of AIP making an additional loan of U.S. $1,000,000 to the Company, the Shareholder hereby agrees to transfer (individually, with other shareholders of the Company, or by the Company) to AIP shares of the Company's common stock (the "**Shares**") as described in Section 2 of this Agreement.

2. The number of Shares will equal the greater of (i) 2,000,000 Shares or (ii) thenumber of such Shares issued by the Company (or by the Company or others shareholders of the Company) to Davidi Jonas in connection with his employment as an executive of the Company or investment in the Company.

3. In consideration of the Shareholder's covenants set forth in this Agreement, AIP will make an additional loan of U.S. $1,000,000 to the Company.

IN WITNESS WHEREOF, the undersigned have executed this Agreement and Waiver effective as of as of July 30, 2020.

AIP PRIVATE CONVERTIBLE DEBT FUND L.P.	TERRENCE DeFRANCO
By: Jay Bala Title: Portfolio Manager	